As Amended and Approved
                                                    by the Board of Directors as
                                                    of March 1, 1991, and as
                                                    amended November 15, 1996


                              MacroChem Corporation

                      1984 NON-QUALIFIED STOCK OPTION PLAN


     1. PURPOSE. The purpose of the MacroChem Corporation 1984 Non-Qualified Stock Option Plan (the "Plan") is to advance the interests of MacroChem Corporation (the "Company") by enhancing the Company's ability to reward selected key employees, directors, and consultants of the Company and of any future subsidiary of the Company, Scientific Sentinels and members of the Company's Scientific Advisory Council for their contributions to the success of the Company and to encourage such persons to accept or continue association with the Company and its subsidiaries. Accordingly, the Company will offer to sell shares of common stock of the Company, $0.005 par value, (the "Stock") as hereinafter provided to such persons as are designated in accordance with the provisions of the Plan.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") which shall (a) determine which of the employees, directors, and consultants of the Company and its subsidiaries, Scientific Sentinels and Scientific Advisory Council members shall be granted options; (b) determine the time or times when options shall be granted and the number of shares of Stock to be subject to each option; (c) determine the time or times when each option becomes exercisable and the duration of the exercise period;
(d) prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and change such forms from time to time; (e) adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) interpret the Plan and decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Board of Directors shall be binding on all parties concerned.

     The Board may, in its discretion, delegate its powers with respect to the Plan to a Compensation Committee or any other committee (the "Committee"), in which event all references to the Board hereunder shall be deemed to refer to the Committee. The Committee shall consist of at least two directors. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members.

     3. PARTICIPANTS. The Participants in the Plan shall be such key employees, directors and consultants of the Company or of any of its subsidiaries, Scientific Sentinels and members of the Company's Scientific Advisory Council, whether or not also directors, as may be selected from time to time by the Board of Directors in its discretion as being in a post to contribute substantially to the success of the Company or such subsidiaries.

     4. PERIOD OF GRANT. No option shall be granted under the Plan after March 31, 1994 but options previously granted may extend beyond that date.

     5. TERMS AND CONDITIONS OF OPTIONS. All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Sections 7 and 8 below) and to such other terms and conditions as the Board of Directors shall determine to be appropriate to accomplish the purpose of the
Plan:

          (a) OPTION PRICE. The purchase price for shares issuable upon exercise of options shall be determined by the Board of Directors.

          (b) PERIOD OF OPTIONS. An option, by its terms, shall not be exercisable after the expiration of 10 years from the date of grant of such option.

          (c) EXERCISE OF OPTIONS.

               (1) Each option shall be exercisable at such time or times, whether or not in installments, as the Board of Directors shall have prescribed at the time the option was granted. In the case of an option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or part of the option may be exercised.

               (2) A person electing to exercise an option shall give written notice to the Company, as specified by the Board of Directors, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by:

                    (i) the instrument evidencing such option;

                    (ii) payment for all shares then being purchased thereunder in full in the form of cash, check or, through the delivery of shares of Common Stock (duly owned by the holder of the option and for which the holder has good title free and clear of any liens and encumbrances) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or a combination of cash and Common Stock or in such other form as the Board shall designate at the time an option is granted;

                    (iii) payment from the appropriate person in (A) cash,
               (B)check or, (C) if the Board determines at the time an option is exercised, through the delivery ofshares of Common Stock (duly owned by the Participant and for which the Participant has good title free and clear of any liens and encumbrances), having a fair market value on the last business day preceding the date of exercise, of an amount equal to all applicable local, state or federal withholding taxes, if any, or such other assurance of the payment to the Company of such amount as shall be satisfactory to the Board of Directors in their sole discretion (for such purposes, the participation of a person exercising an option in a so-called "cashless exercise program", pursuant to which a broker sells the shares underlying an option, and delivers a portion of the proceeds after the sale to the Company in payment of the option exercise price and tax liability shall be deemed to be sufficient assurance of payment hereunder);

                    (iv) any other documents required by the Board of Directors.

     The date of receipt by the Company of such notice, accompanied by the instruments, other documents, undertakings and payments referred to in or required by Sections 5(c) and 5(d) hereof shall be the date of exercise.

               (3) A person exercising an option shall execute and deliver to the Company any shareholder's agreement or other agreements which are required by the terms of the option being exercised, and, unless and until such agreements have been executed and delivered, the Company shall not be obligated to deliver any shares hereunder.

          (d) DELIVERY OF STOCK. Stock to be delivered under the Plan may constitute an original issue of authorized stoic or may consist of previously issued stock acquired by the Company, as shall be determined by the Board. The Board and the proper officers of the Company shall take any appropriate action required for such delivery. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and any applicable Blue Sky or state securities laws and may require that the person agree that any sale of the shares will be made only on the stock exchange or in such other manner as is permitted by the Board and that he will notify the Company when he makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the person exercising the option shall take any action reasonably requested by the Company in such connection. A person exercising an option shall have the rights of a shareholder only as to shares actually acquired by him under the Plan.

          (e) NONTRANSFERABILITY OF OPTIONS. Each option, by its terms, shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the option shall be exercisable only by him, except that options awarded to employees or members of the Board of Directors which are not incentive stock options may be transferred by a participant to (i) the spouse, children or grandchildren of the participant ("Immediate Family Members"),
     (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of options shall be prohibited except those in accordance with Section 5(e) hereof. Following any such transfer, the transferred option shall continue to be subject to all the terms and conditions of the instrument evidencing the option, including without limitation any provisions thereof with respect to exercise of the option following the death or termination of employment of the participant to whom the option was originally granted, and the provisions of the Plan, including Section 5(c) hereof.

     6. REPLACEMENT OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of another corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of property or stock of another corporation.

     7. MAXIMUM NUMBER OF SHARES. Subject to adjustment as provided in Section 8 of the Plan, the number of shares of the Stock of the Company which may be delivered under the Plan shall not exceed $1,550,000 in the aggregate. To the extent that any options granted under the Plan shall lapse or be terminated, the shares with respect to which the option has lapsed or been terminated shall thereafter be available for option under the Plan, within the limit specified above.

     8. CHANGES IN STOCK. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to options then outstanding, the maximum number of shares or securities which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or in the event of complete liquidation of the Company, the Board of Directors shall make all outstanding options immediately exercisable or arrange to have any surviving corporation grant replacement options, of substantially equivalent value to those replaced, to the Participants.

     9. EMPLOYMENT RIGHTS. The adoption of the Plan does not confer upon any Participant any right to continued association with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

     10. AMENDMENTS. The Board of Directors may at any time discontinue granting options under the Plan and may at any time amend the Plan or any outstanding options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided, however, that no such amendment shall adversely affect the rights of any Participant (without his consent) under any option theretofore granted.

     11. EFFECTIVE DATE. The Plan and any amendments thereto shall become effective on the date on which it is approved by the Board of Directors of the Company. The original plan became effective in April, 1984. This Amendment became effective in March, 1991.